Exhibit 5.1

June 17, 2009

Genta Incorporated
200 Connell Drive
Berkeley Heights, New Jersey 07922

RE:	Genta Incorporated, Amendment No. 3 to the Registration Statement on Form S-1 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as counsel to Genta Incorporated, a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of $[12,000,000] of securities consisting of convertible debt securities convertible into shares of common stock, par value $0.001 per share (the “Notes”), shares of common stock, par value $0.001 per share (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”), pursuant to the Amendment No.  3 to the Registration Statement dated June 17, 2009 and the Prospectus thereto (the “Prospectus”) each filed under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”).  The Notes will be issued under an Indenture (the “Indenture”) among the Company and U.S. Bank National Association, as trustee (the “Trustee” ).

In connection with this opinion letter, we have examined the Registration Statement, the Prospectus and originals, or copies certified or otherwise identified to our satisfaction, of the Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed, without independent investigation or verification, that (i) the issuance, sale, number or amount, as the case may be, and terms of the Notes, Shares and Warrants that may be offered from time to time will be duly authorized and established, in accordance with the Certificate, the Bylaws and applicable Delaware law (each, a “Corporate Action”), and will not conflict with or constitute a breach of the terms of any agreement  or instrument to which the Company is subject.

Based upon the foregoing, when (a) the Board has taken all necessary Corporate Action to authorize the issuance and the terms of the offering of the Notes, Shares and the Warrants, and related matters, and (b) certificates representing the Notes, Shares and the Warrants have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board in accordance with the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement upon payment of the consideration therefor provided for therein or (ii) upon the conversion, exchange or exercise of any other securities in accordance with their respective terms, the terms of the Corporate Action and as contemplated by the Registration Statement and the applicable Prospectus Supplement (which shall, in each case, provide for payment of consideration that shall be at least equal to the aggregate par value of such shares of the Common Stock), such Notes, Shares and Warrants will be validly issued, fully paid and nonassessable.

We have also assumed that for purposes of our opinion that the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

Based upon the foregoing, we are of the opinion that when the Notes and Warrants are executed by duly authorized officers of the Company, as provided in the Indenture and Warrant, and the Notes are duly authenticated by the Trustee and the Notes and Warrants are delivered by the Company as described in the Registration Statement, the Notes and Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

For purposes of the opinion expressed in the foregoing, we call to your attention that there are currently not enough shares of Common Stock authorized for issuance under the Company’s Certificate.  Therefore, in rendering the foregoing opinion, we have assumed that the Company has received the requisite stockholder approval and has filed an amended and restated certificate of incorporation of the Company that authorizes such sufficient number of shares of Common Stock to be issued upon conversion of the Securities.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP